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                                                                   EXHIBIT 99.20

   THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA,
                                CANADA OR JAPAN.

                        RECOMMENDED CASH AND SHARE OFFER

                                       by

                            AMERADA HESS CORPORATION

                                     and by

                          GOLDMAN SACHS INTERNATIONAL

                                 on its behalf
                          (outside the United States)

                                      for

              all of the issued and to be issued share capital of

                                   LASMO PLC

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON
TIME), 10:00 A.M. (NEW YORK CITY TIME) ON JANUARY 12, 2001, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF LASMO PLC ("LASMO") SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD (EXCEPT IN LIMITED CIRCUMSTANCES).

                                                               December 13, 2000

To Our Clients:

     Enclosed for your consideration is the Offer Document dated December 13, 2000 (the "Offer Document"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Amerada Hess Corporation (the "Offeror") to purchase (i) all issued and to be issued ordinary shares of 25p each of LASMO ("LASMO Shares") for L98.29 in cash and 1 new share of the Offeror for every
78.7 LASMO Shares held and (ii) all American Depositary Shares of LASMO ("LASMO ADSs"), each representing 3 LASMO Shares and evidenced by American Depositary Receipts ("LASMO ADRs"), for L294.87 in cash and 3 new shares of the Offeror for every 78.7 LASMO ADSs upon the terms and subject to the conditions set forth in the Offer Document and the Letter of Transmittal (in the case of LASMO ADSs) and Form of Acceptance (in the case of LASMO Shares) (which terms and conditions, as amended and supplemented from time to time, together constitute the "Offer"). LASMO Shares and LASMO ADSs are referred to collectively as "LASMO Securities."

     Holders of LASMO Securities who validly accept the Offer may elect to vary the proportions in which they receive shares of the Offeror and cash (the "Mix and Match Election"). The Mix and Match Election will remain open until 3:00 p.m. (London time), 10:00 a.m. (New York time) on the date five calendar days after the expiration of the Initial Offer Period, including any extension thereof. The maximum number of new Offeror shares to be issued under the Offer and the maximum amount of cash to be paid under the Offer will not be varied as a result of the Mix and Match Election. Accordingly, the ability of holders of LASMO Securities to make a Mix and Match Election will depend on the extent to which other holders of LASMO Securities make opposite elections. Other relevant terms of the Mix and Match Election, including limitations on the ability to change a Mix and Match Election, are set out in paragraph 5 of Part B of Appendix I of the Offer Document.
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     We are the holder of record of LASMO ADSs evidenced by LASMO ADRs held by us for your account. An acceptance of the Offer in respect of such LASMO ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all LASMO ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

     Your attention is invited to the following:

     1. The Offer is being made for all LASMO Shares and LASMO ADSs and has been unanimously recommended by the Directors of LASMO.

     2. The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document.

     3. The Initial Offer Period will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on January 12, 2001, unless extended (in accordance with the terms thereof).

     4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

     5. Holders of LASMO ADSs will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of LASMO ADSs evidenced by LASMO ADRs to the Offeror.

     If you wish to have us accept the Offer in respect of any or all of the LASMO ADSs evidenced by LASMO ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your LASMO ADSs evidenced by LASMO ADRs, the Offer will be accepted in respect of all such LASMO ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of LASMO ADSs evidenced by LASMO ADRs held by us for your account.

     Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

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        INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL LASMO SHARES AND
                       LASMO ADSS EVIDENCED BY LASMO ADRS

     The undersigned acknowledge(s) receipt of your letter and the Offer Document dated December 13, 2000 (the "Offer Document") and the related Letter of Transmittal relating to an offer by the Offeror to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Letter of Transmittal (collectively, the "Offer"), (i) all issued and to be issued LASMO shares for L98.29 in cash and 1 new share of the Offeror for every 78.7 LASMO Shares and (ii) all LASMO ADSs, each representing 3 LASMO Shares and evidenced by LASMO ADRs for L294.87 in cash and 3 new shares of the Offeror for every 78.7 LASMO ADSs.

     This will instruct you to accept the Offer in respect of the number of LASMO ADSs indicated below (or, if no numbers are indicated below, all Lasmo ADSs without a Mix and Match Election with all cash payments in US dollars) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated:  _________________  ____  , 200  ____


 NUMBER OF LASMO ADSS TO BE TENDERED*:            --------------------------------------------
 -------------------------                        Signature(s)
                                                  --------------------------------------------
 MIX AND MATCH ELECTION (OPTIONAL)**              Please print name(s)
 Number of LASMO ADSs in respect of which         --------------------------------------------
 you wish to receive additional Offeror           --------------------------------------------
 Shares:                                          Address(es)
 -------------------------                        --------------------------------------------
                                                  Area Code and Telephone Number
 Number of LASMO ADSs in respect of which         --------------------------------------------
 you wish to receive additional cash:             Employer Identification or
 -------------------------                        Social Security No.
 POUNDS STERLING ELECTION (OPTIONAL)***
 Check box ONLY if you wish to receive all
 (but not part) of the amount of cash
 consideration to be paid in pounds
 sterling:  [ ]

  * Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all LASMO ADSs held by us for your account.

 ** To elect to vary the proportion in which you receive Amerada Hess Shares and cash in respect of your holding of LASMO ADSs: (a) you should indicate the number of LASMO ADSs in respect of which you wish to receive additional Amerada Hess Shares or (b) you should indicate the number of LASMO ADSs in respect of which you wish to receive additional cash. You must also indicate the Number of LASMO ADSs to be Tendered. The number of LASMO ADSs indicated for the "Mix and Match Election" must not exceed the number indicated for LASMO ADSs to be Tendered. If the number of LASMO ADSs indicated for the "Mix and Match Election" exceeds the number indicated for LASMO ADSs to be Tendered, you will be deemed to have made an election in respect of your entire holding of LASMO ADSs (as indicated in Number of ADSs to be Tendered) to receive shares of the Offeror or cash as appropriate. If the elections cannot be satisfied in full, they will be scaled down on a pro rata basis.

*** If you wish to receive all (but not part) of the cash consideration in pounds sterling, please check the box. If you do not check such box, all cash payments payable pursuant to the Offer will be paid in US dollars in an amount converted from pounds sterling to US dollars at the exchange rate obtainable by the US Depositary on the spot market in London at approximately 12:00 noon (London time) on the date the cash consideration is made available by the Offeror to the US Depositary for delivery to holders of LASMO ADSs.

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